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                                                              EXHIBIT 10.32

                             AMENDMENT AGREEMENT


         AMENDMENT AGREEMENT, dated as of March 7, 1997 (this "Amendment Agreement"), among DeCrane Aircraft Holdings, Inc. (the "Company"), Nassau Capital Partners L.P., ("Nassau Capital") and NAS Partners I L.L.C. ("NAS", and together with Nassau Capital ("Nassau")).

         WHEREAS, the Company and Nassau are parties to a Securities Purchase Agreement dated as of February 20, 1996 (the "Agreement");

         WHEREAS, in connection with the Agreement, the Company issued to Nassau Series E Warrants, Series F Warrants and Series G Warrants exercisable into shares of common stock, without par value (the "Common Stock"), of the Company (collectively, the "Warrants");

         WHEREAS, Section 8.7 of the Agreement and Section 14.9 of the Warrants provide that the Agreement and the Warrants, as the case may be, may be amended by an instrument in writing which is executed by the Company and Nassau;

         WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission relating to an initial public offering of the Common Stock (the "IPO"); and

         WHEREAS, the Company and Nassau desire to amend the Agreement and the Warrants in the manner set forth below in the event of, and effective immediately upon, consummation of an IPO;

         NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Upon consummation of an IPO, Sections 7.1, 7.2 and 7.4 of the Agreement shall be deleted in their entirety and replaced with the following:

             7.1 TERM: EXERCISE. Subject to the terms and conditions contained in this Agreement and in the Series E Warrants, the Series E Warrants are exercisable, in the manner set forth in the Series E Warrants, in whole or in part, at any time and from time to time during the period commencing on the Effective Date (as defined in the Series E Warrants) and ending at 5:00 p.m. New York City time on December 31, 2003, and shall be void thereafter.

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             7.2  SERIES E WARRANTS.  At the Closing, the Investors will receive Series E Warrants exercisable into an aggregate of 350,000 shares of Company Common Stock.

             7.4 ANTIDILUTION PROVISIONS. The number of shares of Common Stock for which the Series E Warrants may be exercised shall be adjusted as set forth in the Series B Warrants in order to preserve the relative position of the holder of the Series E Warrants vis-a-vis the number of the issued and outstanding shares of Common Stock which such holder may acquire upon exercise of the Series E Warrants.

     2. Upon consummation of an IPO, all references in the Agreement to the Warrants shall be deemed to be references only to the Series E Warrants.

     3. Upon consummation of an IPO, the Series F Warrants and Series G Warrants issued to Nassau shall be null and void and of no further force and effect.

     4. Upon consummation of an IPO, the cover page of the Series E Warrants shall be amended to provide that (i) Warrant No. E-1 is exercisable initially into 348,095 shares of Common Stock and (ii) Warrant No. E-2 is exercisable initially into 1905 shares of Common Stock.

     5.   Upon consummation of an IPO, the paragraph immediately preceding
Section 1 of page 1 of the Series E Warrants shall be amended to delete the words "the Warrant Value (as defined herein)" on the ninth and tenth lines thereof in their entirety and replace them with the words "Three-hundred and forty-eight thousand, ninety-five shares" in the case of Warrant No. E-1 and "One-thousand, nine hundred and five shares" in the case of Warrant No. E-2.

     6. Upon consummation of an IPO, the definition of "Effective Date" set forth in Section 1 of the Series E Warrants shall be deleted in its entirety and replaced with the following:


     "Effective Date" shall mean the date on which a registration statement of the Company relating to an initial public offering of Common Stock is declared effective by the Securities and Exchange Commission."

     7. Upon consummation of an IPO, Section 2.1 of the Series E Warrants shall be deleted in its entirety and Sections 2.2 through 2.5 will be renumbered accordingly.

     8. Upon consummation of an IPO, the first paragraph of Section 2.2 of the Series E Warrants (which will be renumbered as Section 2.1) shall be deleted in its entirety and shall be replaced by the following:

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     "2.1.  MANNER OF EXERCISE.  From and after the Effective Date, and until
     5:00 P.M. New York time on the Expiration Date, the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder."

     9. Upon the execution of this Amendment Agreement by representatives of Nassau and the Company, Section 4.11 of the Series E Warrants shall be deleted in its entirety.

     10.  Upon consummation of an IPO, Nassau shall exercise the Series E
Warrants.

     11. (a) This Amendment Agreement has been duly executed and delivered by each party hereto and constitutes a valid and binding obligation of each such party, enforceable against such party in accordance with its terms.

          (b) This Amendment Agreement shall become effective upon execution and delivery by the parties hereto; PROVIDED, however that in the event that no IPO has been consummated by June 30, 1997, this Amendment Agreement may be terminated at any time after such date in the sole discretion of Nassau by delivery of written notice to the Company. In the event that Nassau terminates this Amendment Agreement pursuant to the proviso of the preceding sentence, the Agreement and the Warrants shall be deemed never to have been amended hereby. Except as expressly amended hereby, the provisions of the Agreement and the Series E Warrants are and shall remain in full force and effect.

     12. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     13. This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be executed as of the day and year first above written.

                                                 DECRANE AIRCRAFT HOLDINGS, INC.

                                                 By: /s/ (Illegible)
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                 NASSAU CAPITAL PARTNERS L.P.

                                                 By:  NASSAU CAPITAL L.L.C.
                                                      General Partner

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                 NAS PARTNERS I L.L.C


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title: